Exhibit 23.2
                                 Auditor Consent
                                 ---------------


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in the registration statement on Post Effective Amendment No. 1 to Form SB-2 being filed under the Securities Exchange Act of 1933 by CyberAds, Inc. of our report dated February 16, 2001, relating to our audit of the consolidated financial statements of CyberAds, Inc., and Subsidiaries, as of December 31, 2000 and for the period from April 12, 2000 (inception) to December 31, 2000 appearing in the registration statement on Post Effective Amendment No. 1 of Form SB-2.

/s/Weinberg & Company P.A.
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WEINBERG & COMPANY, P.A.
Certified Public Accountants

Boca Raton, Florida
December 20, 2001]